UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 25, 2011
(Date of earliest event reported)

21ST CENTURY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

Florida	0-2500111	65-0248866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3661 West Oakland Park Blvd., Suite 300
Lauderdale Lakes, FL	33311
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (954) 581-9993

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 26, 2011, 21st Century Holding Company (the “Company”) entered into an Agreement and Plan of Merger with its two wholly owned insurance company subsidiaries, Federated National Insurance Company (“Federated National”) and American Vehicle Insurance Company (“American Vehicle”). Pursuant to this agreement Federated National has merged with American Vehicle effective January 26, 2011 (the “Merger”), with American Vehicle as the surviving company (the “Merged Company”).  As part of this Merger, American Vehicle has also changed its name to Federated National Insurance Company.

The Company believes that the combining of its two insurance company subsidiaries will enable it to utilize its capital in a more effective manner. This utilization will come in the form of obtaining reinsurance on more favorable terms, allowing more flexibility in its reinsurance programs, reducing regulatory filing and compliance expenses, and eliminating redundant administrative expenses, including personnel associated with operating two separate insurance companies.

The Florida Office of Insurance Regulation (“OIR”) has approved the Company’s request for the Merger.  As part of this approval, the Company, Federated National and American Vehicle entered into a consent order with the OIR dated January 25, 2011 (the “Order”) pursuant to which the Company and Merged Company have agreed to the following:

•
Merged Company shall retain the following licenses: (010) Fire, (020) Allied Lines, (040) Homeowners Multi Peril, (050) Commercial Multi Peril, (090) Inland Marine, (170) Other Liability, (192) Private Passenger Auto Liability, (194) Commercial Auto Liability, (211) Private Passenger Auto Physical Damage, and (212) Commercial Auto Physical Damage.

•	Merged Company shall not write Commercial Multi Peril policy premium without prior approval from the OIR. The Merged Company currently has no Commercial Multi Peril policy premium in force.
•	Merged Company shall surrender its Surety license. The Merged Company currently has no Surety policy premium in force.
•
Merged Company shall not write new Commercial Habitation “condo associations” without prior approval from the OIR. The current Commercial Habitation book of business is approximately $2.6 million of policy premium, which will be renewed pursuant to normal underwriting guidelines.

•
Merged Company has agreed to reduce the total number of its homeowners’ policies in Miami-Dade, Broward and Palm Beach counties (the “Tri-County Area”) to 40% of its entire homeowners’ book by December 31, 2011 and limit its new homeowners’ policies in the Tri-County Area to $500,000 of new policy premium per month. The 40% will be achieved through the increased writing of property located outside of the Tri-County Area, the non-renewal of certain policies located within the Tri-County Area, and limiting the writing of new property located within the Tri-County Area. As of September 30, 2010, the Company had approximately 45% of its homeowners’ policies located within Tri-County Area.

•
The managing general agency fees payable by the Merged Company to Assurance Managing General Agents, Inc., the Company’s wholly owned subsidiary, which are currently 6% of gross written premium, will be reduced and will not exceed 4% without prior approval from the OIR. The Merged Company has lowered the fee to 2% of gross written premium for the first quarter of 2011, 3% of gross written premium for the second quarter of 2011, and 4% of gross written premium thereafter.  This will have no impact on the Company’s consolidated financial results.

•
The claims service fees payable by the Merged Company to Superior Adjusting, Inc., another of the Company’s wholly owned subsidiaries, will be reduced from 4.5% of gross earned premium to 3.6% of gross earned premium. This will have no impact on the Company’s consolidated financial results.

•	The Order continues the prohibition on the Company from the payment of dividends until the Merged Company reports two consecutive quarters of net underwriting income.
•
The Company provided the OIR with a plan of operation and has agreed to provide certain reports to the OIR on a monthly basis, and agreed to obtain the OIR’s approval prior to making any changes to the officers of the Merged Company during the first year following the effective date of the Merger.

The foregoing description of the Order does not purport to be complete and is qualified in its entirety by reference to the full text of the Order, a copy of which is attached as Exhibit 10.1 to this Form 8-K and is incorporated by reference herein.

Demotech, Inc. (“Demotech”) has reviewed the terms of the Merger and the impact on the Merged Company and has maintained its Preliminary Financial Stability Rating® (PFSR) of A for the Merged Company at this time. Demotech provides Financial Stability Ratings of insurance companies, including American Vehicle and Federated National, which are based on an insurance company’s financial stability related to maintaining surplus. These ratings reflect factors of concern to mortgage lenders, agents, reinsurers and policyholders, and are not primarily directed toward the protection of investors.  Demotech’s policy is to review and update its ratings periodically and therefore there can be no assurances that Merged Company’s rating will remain the same in the future.

Item 9.01  Financial Statements and Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

(d) Exhibits.

2.1	Agreement and Plan of Merger dated as of January 26, 2011 among 21st Century Holding Company, Federated National Insurance Company and American Vehicle Insurance Company
10.1	Consent Order dated January 25, 2011 among the Florida Office of Insurance Regulation, 21st Century Holding Company, Federated National Insurance Company, American Vehicle Insurance Company
99.1	Articles of Merger dated as of January 26, 2011 of Federated National Insurance Company with and into American Vehicle Insurance Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

21ST CENTURY HOLDING COMPANY

Date: January 27, 2011	By: /s/ Peter J. Prygelski, III
Name: Peter J. Prygelski, III
Title: Chief Financial Officer
(Principal Accounting and Financial Officer)

EXHIBIT INDEX

Exhibit No.	Exhibit Title
2.1	Agreement and Plan of Merger dated as of January 26, 2011 among 21st Century Holding Company, Federated National Insurance Company and American Vehicle Insurance Company
10.1	Consent Order dated January 25, 2011 among the Florida Office of Insurance Regulation, 21st Century Holding Company, Federated National Insurance Company, American Vehicle Insurance Company
99.1	Articles of Merger dated as of January 26, 2011 of Federated National Insurance Company with and into American Vehicle Insurance Company